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                                 CONSULTING AGREEMENT



     THIS CONSULTING AGREEMENT (this "AGREEMENT") is made as of February 26, 1998, by and between 99 CENTS Only Stores, a California corporation (the "COMPANY") and Norman Ravich , an individual ("CONSULTANT").

                                       RECITALS

     A.   Consultant currently serves as a director of Universal
International, Inc., a Minnesota corporation ("UNIVERSAL"), and possesses extensive experience in all phases of the business operations of Universal.

     B. The Company proposes to make a tender offer to acquire all of the issued and outstanding shares of Common Stock of Universal (the "OFFER"), and the Company desires to retain Consultant to provide advisory services to the Company in connection with the Offer, and thereafter to provide sales, management and operations consulting services in connection with the operation of the business of Universal following the completion of the Offer (collectively, the "SERVICES"), and Consultant desires to provide the Services pursuant to this Agreement.

     C. It is a condition to the willingness of the Company to make the Offer that Consultant agree to provide the Services to the Company pursuant to this Agreement, and as an inducement to the Company to make the Offer, consultant has agreed to provide the Services to the Company pursuant to this Agreement.

                                      AGREEMENT

     NOW THEREFORE, in consideration of the foregoing recitals, and the terms, conditions and covenants contained herein, the Company and Consultant agree as follows:

     1. CONSULTING SERVICES. The Company hereby retains Consultant to provide, and Consultant agrees to provide, his services as a consultant to the Company and to render when requested pursuant to the terms of this Agreement the Services.

     2. SCOPE OF SERVICES, RESPONSIBILITY AND DUTIES. Consultant's services and duties as a consultant shall be to provide the Services in the form of advice and consultation with the Board of Directors of the Company, its President and other senior executive officers. The Company understands that Consultant will be concurrently engaged in other business and personal ventures, and therefore agrees to provide Consultant with at least five (5) business days' notice of the need for any Services hereunder; PROVIDED that Services may be provided upon shorter notice with the consent of Consultant. The actual working hours during which Consultant shall be required to provide Services hereunder shall be mutually agreed upon between Consultant and the Company's

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Board of Directors, but in no event shall Consultant be required to provide
Services in excess of sixteen (16) hours during any calendar month hereunder. The Services may be provided at such location, or by such means (including telephonic or other electronic means of transmission) as Consultant shall reasonably determine to be appropriate. The Company acknowledges and agrees that the Services provided by Consultant hereunder are non-exclusive; consequently, subject to Consultant's compliance at all times with the provisions of Sections 5 of this Agreement, in the course of Consultant's business activities, Consultant may perform services similar to the Services (including services as an employee) for any other Person.

     3. TERM. The term of this Agreement shall commence upon the date hereof and shall continue for a period of ninety days from the date hereof.

     4.   COMPENSATION AND EXPENSES.

          4.1 COMPENSATION. In consideration of Consultant's agreeing to provide the Services, the Company shall, effective as of the date of this Agreement, grant to Consultant an option in the form attached to the Stockholder Support Agreement to which this Agreement is attached as Exhibit A (the "Consultant Option"). The Company agrees that the Consultant Option is granted to Consultant in consideration of Consultant agreeing to enter into this Agreement and to make himself available to perform the Services, and shall be fully earned by Consultant regardless of whether the Company shall utilize Consultant to perform any Services hereunder.

          4.2 OTHER COMPENSATION. All compensation derived by Consultant from other employment or activities not proscribed by the terms of this Agreement shall inure solely to the benefit of Consultant.

          4.3 EXPENSES. Any and all reasonable travel, entertainment and out of pocket expenses incurred by Consultant on behalf of the Company in connection with rendering the Services contemplated by this Agreement shall be fully reimbursed to Consultant within ten (10) days of the submission of a request for reimbursement by Consultant to the Company accompanied by appropriate documentation in accordance with the Company's then-current expense reimbursement policies.

     5. CONFIDENTIALITY AND TRADE SECRETS. Consultant shall not, at any time during the term of this Agreement, exploit, use for any purpose not specifically related to the Services or disclose to any Person any confidential information, including price lists, pricing information, customer lists, customer names, financial information, trade secrets, know-how, unprinted or printed data or any related intangible property developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of the Company or Universal (collectively "Trade Secrets"); PROVIDED, HOWEVER, that any such information that may be obtained by a reasonably diligent businessman from readily available and public sources of information shall not be deemed to be Trade Secrets, unless such information was first published in breach of this Agreement or any other confidentiality agreement entered into between Consultant and the

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Company.

     6. RETURN OF CORPORATE PROPERTY AND TRADE SECRETS. Upon any termination of this Agreement, Consultant shall turn over to the Company all property, writings or documents then in his possession or custody belonging to or relating to the affairs of the Company or Universal, or comprising or relating to any Trade Secrets.

     7.   MISCELLANEOUS.

          7.1 Consultant is entering into this Agreement as an independent contractor, and no employment relationship, partnership, joint venture, or other association shall be deemed to be created by this Agreement.

          7.2 This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that Consultant's duties and obligations hereunder may not be delegated or assigned by him in any manner.

          7.3 This Agreement may be executed in two or more counterparts, all of which, when taken together, shall constitute one and the same Agreement.

          7.4 The internal substantive laws (and not the choice of law rules) of the State of Minnesota shall govern the validity and interpretation of this Agreement and the performance by the parties hereto of their respective duties and obligations hereunder.

          7.5 Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to make the provision valid and enforceable under the applicable law, but if any provision of this Agreement shall be or become invalid or prohibited under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.6 The obligations of Consultant under Section 5 and Section 6 of this Agreement shall survive the termination of this Agreement and/or the cessation of the provision of Services by Consultant regardless of the reason or cause therefor.

          7.7 No modifications, extensions, or waiver of any provisions hereof or any release of any right hereunder shall be valid, unless the same is in writing and is consented to by all parties hereto.

          7.8 This Agreement embodies the entire understanding of the parties hereto and no change may be made in it except in writing signed by both parties.

          7.9 All notices and communications provided for hereunder shall be in writing

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and shall be given by personal delivery or by registered or certified mail to the following business addresses or to such other address as either party shall designate in writing to the other.

               If to the Company:

               99 CENTS Only Stores
               4000 East Union Pacific Avenue
               City of Commerce, CA 90023
               Attn: Andy Farina

               If to Consultant:

               Norman Ravich
               [address]

          7.10 Captions and paragraphs headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

          7.11 Whenever the term "Person" is used in this Agreement, the term shall mean and include any individual, partnership, trust, corporation, joint venture, association, government, government bureau or agency, foreign or domestic, or other entity of whatever kind or nature. Whenever the singular is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

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       IN WITNESS WHEREOF, the parties hereto have executed this
Agreement effective on the day and year first hereinabove set forth.

                         99 CENTS ONLY STORES


                         By: /s/ David Gold
                            -----------------------------
                         Its: Chairman of the Board




                         /s/ Norman Ravich
                         --------------------------------
                         Norman Ravich

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